UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

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Airgas, Inc.

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	News Release	Airgas, Inc. 259 N. Radnor-Chester Road Suite 100 Radnor, PA 19087-5283 www.airgas.com

Media Contact:		Investor Contact:
Jay Worley	Joele Frank / Dan Katcher /James Golden	Barry Strzelec
jay.worley@airgas.com	Joele Frank, Wilkinson Brimmer Katcher	barry.strzelec@airgas.com
(610) 902-6206	(212) 355-4449	(610) 902-6256

For release: Immediately

AIRGAS BOARD OF DIRECTORS REJECTS

REVISED UNSOLICITED TENDER OFFER FROM AIR PRODUCTS

Revised Offer Continues to Grossly Undervalue Airgas

Board Urges Stockholders Not to Tender Shares into Air Products’ Offer

RADNOR, PA – July 21, 2010 – Airgas, Inc. (NYSE: ARG) today announced that its Board of Directors, after careful consideration with its independent financial and legal advisors, voted unanimously to reject the revised unsolicited tender offer from Air Products & Chemicals, Inc. (NYSE: APD) to acquire all outstanding common shares of Airgas at a price of $63.50 per share in cash. The Board unanimously recommends that Airgas stockholders not tender their shares into Air Products’ offer.

Airgas Chairman and Chief Executive Officer Peter McCausland said, “The Airgas Board of Directors is unanimous in its belief that the revised offer from Air Products continues to grossly undervalue Airgas and does not fairly compensate stockholders for Airgas’ extraordinary track record, outstanding recent results, excellent growth prospects or industry-leading position. In our Board’s judgment, the new Air Products offer, like Air Products’ previous offers, is grossly inadequate and an extremely opportunistic attempt to cut off the Airgas stockholders’ ability to benefit as the domestic economy continues its recovery.”

Mr. McCausland continued, “Our Board believes that recent events validate its original recommendation and strengthen its conviction that Airgas will generate more value for Airgas stockholders by executing its strategic plan than by pursuing the revised Air Products tender offer. In this regard, in the quarter ended June 30, 2010, Airgas recorded adjusted earnings per share of $0.83,* the second-best earnings quarter in Company history, and achieved operating margins near record levels. Importantly, Airgas achieved these results despite revenues that have not yet returned to pre-recessionary levels. In addition, for the quarter ending June 30, 2010, Airgas recorded same-store year over year sales growth of 6%, which is the first positive same-store year over year result since the quarter ending December 31, 2008. This impressive performance is consistent with Airgas’ historical pattern of strong but delayed recovery as the domestic economy emerges from recession, and it supports our Board’s view that actions taken and investments made during recent years have created an even stronger, more profitable company.

“As a result of this performance and the improved outlook, Airgas raised its full-year fiscal 2011 earnings guidance from a range of $2.95 to $3.05 to a new range of $3.15 to $3.30, representing 18% to 23% growth over fiscal year 2010 adjusted earnings.* Further, the increasing momentum Airgas is seeing reinforces our Board’s confidence in our calendar 2012 earnings goal of at least $4.20 per share, and with continued modest improvement in the economy, Airgas could very well outperform that objective. Airgas stockholders – not Air Products – should reap the benefits of our increased earning power and bright future.

“Airgas believes that Air Products’ cost of acquisition of the Company under its $63.50 per share proposal is effectively the same as under Air Products’ December 2009 $62 per share stock and cash proposal. Since December 31, 2009, Airgas has reduced its adjusted debt – which includes amounts outstanding under its trade receivables securitization – by over $160 million.* As a result, while the per-share amount that Air Products has offered is nominally higher, Air Products’ total cost to acquire Airgas – as measured in terms of enterprise value – remains the same at approximately $7.15 billion, despite Airgas’ strongly increasing earnings and enhanced prospects,” concluded McCausland.

The Board strongly recommends that stockholders not tender their shares into Air Products’ tender offer and not support the Air Products nominees or proposals at the upcoming annual meeting. The basis for the Board’s recommendation with respect to the Air Products tender offer is set forth in more detail in Airgas’ Schedule 14D-9 amendment, which will be filed today with the Securities and Exchange Commission (“SEC”).

The Company’s amended 14D-9 filing is available on the SEC’s website, www.sec.gov. In addition, the amended 14D-9 filing, this press release and other materials related to Air Products’ Unsolicited Proposals are available in the “Investor Information” section of the Company’s website at www.airgas.com, or through the following web address: http://investor.shareholder.com/arg/airgascontent.cfm.

BofA Merrill Lynch and Goldman, Sachs & Co. are serving as financial advisors, and Wachtell, Lipton, Rosen & Katz is serving as legal counsel to Airgas and its Board of Directors.

* See reconciliation of non-GAAP measures on Annex F of the Schedule 14D-9 amendment filed with the SEC on July 21, 2010.

About Airgas, Inc.

Airgas, Inc. (NYSE: ARG), through its subsidiaries, is the largest U.S. distributor of industrial, medical, and specialty gases, and hardgoods, such as welding equipment and supplies. Airgas is also one of the largest U.S. distributors of safety products, the largest U.S. producer of nitrous oxide and dry ice, the largest liquid carbon dioxide producer in the Southeast, and a leading distributor of process chemicals, refrigerants, and ammonia products. More than 14,000 employees work in approximately 1,100 locations, including branches, retail stores, gas fill plants, specialty gas labs, production facilities and distribution centers. Airgas also distributes its products and services through eBusiness, catalog and telesales channels. Its national scale and strong local presence offer a competitive edge to its diversified customer base. For more information, please visit www.airgas.com.

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ADDITIONAL INFORMATION

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. In response to the tender offer commenced by Air Products Distribution, Inc., a wholly owned subsidiary of Air Products and Chemicals, Inc., Airgas has filed a solicitation/recommendation statement on Schedule 14D-9 with the U.S. Securities and Exchange Commission (“SEC”). INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by Airgas through the web site maintained by the SEC at http://www.sec.gov. Also, materials related to Air

Products’ Unsolicited Proposals are available in the “Investor Information” section of the Company’s website at www.airgas.com, or through the following web address: http://investor.shareholder.com/arg/airgascontent.cfm.

In addition, Airgas has filed a preliminary proxy statement on Schedule 14A with the SEC on July 8, 2010 in connection with the solicitation of proxies for the 2010 annual meeting of Airgas stockholders. Airgas expects to file a definitive proxy statement with the SEC in connection with the solicitation of proxies for the 2010 annual meeting of Airgas stockholders and may file other proxy solicitation material in connection therewith. Any definitive proxy statement will be mailed to stockholders of Airgas. INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by Airgas through the web site maintained by the SEC at http://www.sec.gov.

CERTAIN INFORMATION REGARDING PARTICIPANTS

Airgas and certain of its directors and executive officers may be deemed to be participants under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of Airgas’ directors and executive officers in Airgas’ Annual Report on Form 10-K for the year ended March 31, 2010, which was filed with the SEC on May 27, 2010, its proxy statement for the 2009 Annual Meeting, which was filed with the SEC on July 13, 2009 and its preliminary proxy statement for the 2010 Annual Meeting, which was filed with the SEC on July 8, 2010. To the extent holdings of Airgas securities have changed, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC if and when they become available.

FORWARD-LOOKING STATEMENTS

This communication contains statements that are forward looking. Forward-looking statements include the statements identified as forward-looking in the Company’s press release announcing its quarterly earnings, as well as any statement that is not based on historical fact, including statements containing the words “believes,” “may,” “plans,” “will,” “could,” “should,” “estimates,” “continues,” “anticipates,” “intends,” “expects” and similar expressions. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by us or any other person that the results expressed therein will be achieved. Airgas assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include the factors identified in the Company’s press release announcing its quarterly earnings, as well as other factors described in the Company’s reports, including its March 31, 2010 Form 10-K, subsequent Forms 10-Q, and other forms filed by the Company with the Securities and Exchange Commission. The Company notes that forward-looking statements made in connection with a tender offer are not subject to the safe harbors created by the Private Securities Litigation Reform Act of 1995. The Company is not waiving any other defenses that may be available under applicable law.